Exhibit 10.11

EXECUTION VERSION

Goldman, Sachs & Co.

One New York Plaza

New York, NY 10004

To: Textron Inc.
40 Westminster Street
Providence, RI 02903
Attention: Chief Financial Officer
Telephone No.:	(401) 421-2800
Facsimile No.:	(401) 457-3533

Re:	Additional Issuer Warrant Transaction Reformation Agreement (this “Reformation Agreement”)
A/C:	028320281
Ref. No.:	SDB1630442185

WHEREAS, Textron Inc. (the “Company”) and Goldman, Sachs & Co. (“Bank”) entered into the Additional Issuer Warrant Transaction (the “Transaction”)  pursuant to a letter agreement dated April 30, 2009 (the “Confirmation”) with the mutual understanding that the Confirmation would not require approval of the Company’s shareholders under the rules of the New York Stock Exchange (the “NYSE”);

WHEREAS, the Company’s counsel has subsequently been informed by representatives of the NYSE that approval of the Company’s shareholders may be required if the Company elects to settle the Transaction pursuant to Section 9(o)(i) of the Confirmation; and

WHEREAS, the parties wish to reform the Confirmation to reflect their mutual intention and to avoid any doubt that settlement of the Transaction pursuant to Section 9(o)(i) of the Confirmation does not require approval of the Company’s shareholders under the rules of the NYSE;

NOW THEREFORE, the parties agree as follows:

1.                                    As of the “Trade Date” (as defined in the Confirmation), the definition of “Maximum Amount” in Section 9(o)(i) of the Confirmation shall be “1.45 times the Number of Shares,” and all references in the Confirmation to the “Maximum Amount” shall be references to the “Maximum Amount” as so defined.

2.                                    Except as set forth in Section 1 above, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

3.                                    This Reformation Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

4.                                    The provisions of this Reformation Agreement shall be governed by New York law (without reference to choice of law doctrine).

Company hereby agrees (a) to check this Reformation Agreement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Bank) correctly sets forth the terms of the agreement between Bank and Company with respect to this Reformation Agreement, by manually signing this Reformation Agreement or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, Facsimile No. (212) 428-1980/83.

Very truly yours,

GOLDMAN, SACHS & CO.

		By:	/s/ Daniel W. Kopper
Authorized Signatory
Name: Daniel W. Kopper
Vice President

Accepted and confirmed:

TEXTRON INC.

By:	/s/ Mary F. Lovejoy
Authorized Signatory
Name: Mary F. Lovejoy

Date: May 4, 2009